EXHIBIT 23.6
                                 [LETTERHEAD OF
                      ALI SHARIF ZU'BI & SHARIF ALI ZU'BI
                         ADVOCATES & LEGAL CONSULTANTS]


Our Ref. 7/1/98                                                   August 4, 1998


Aramex International Limited
2 Badr Shaker Alsayyab Street
Um Uthayria, Amman, Jordan.


                Re:  Aramex International Limited Registration
                     Statement on Form F-3

Ladies and Gentlemen,

     At your request, we are rendering this opinion in connection with a proposed registration by Aramex International Limited, a Bermuda Corporation ("the Company"), of up to 100,000 shares of common shares, $0.01 par value (the "Common Shares"), such shares underlying the warrants granted to the underwriters of the Company's initial public offering.

     We hereby confirm that the last paragraph contained under the heading "Certain Foreign Issuer Consideration" of the Registration Statement is an accurate summary of the matters referred to therein.

     We hereby consent to the reference to our name in the Registration
Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever if appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                            Very Truly yours,



                                            /s/ Khaled Asfour
                                            -----------------------------
                                            Ali Sharif Zu'bi & Sharif Ali
                                            Zu'bi Law Office